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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

         To Be Held on June 2, 2004

        The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 2, 2004 at 10:00 a.m., local time, at the Ferncroft Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

  1.
  To elect three Class II directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected.

  2.
  To consider and act upon a proposal to amend the Company's 1998 Director Stock Option Incentive Plan.

  3.
  To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

        The Board of Directors has fixed April 28, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

        You are cordially invited to attend the Meeting.

                      By Order of the Board of Directors

                      RICHARD L. BAILLY,
                       Secretary

Boston, Massachusetts
May 3, 2004

YOUR VOTE IS IMPORTANT

        YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

         To Be Held on June 2, 2004

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 2, 2004, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2004. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only stockholders of record at the close of business on April 28, 2004 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,613,930 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of: (i) the election of the nominees as directors; and (ii) amendment of the 1998 Director Stock Option Incentive Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, three Class II directors are to be elected to serve until the 2007 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        The Company's Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Certificate of Incorporation, as amended, provides that the number of directors that will constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The Board of Directors has increased the total number of its members from eight to nine and has nominated Thomas W. Oberdorf to fill the vacant spot as a Class II director. This nominee was recommended by a director. The terms of William H. Shaw and Kenneth L. Gestal expire at the Meeting. Messrs. Shaw, Gestal and Oberdorf are being nominated for election as Class II directors, each to hold office until the 2007 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

        The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

Name	Age	Position	Director Since	Year Term Expires, If Elected, and Class
R. Jeffrey Bailly	42	President, Chief Executive Officer and Director	1995	2006, Class I
William H. Shaw	76	Chairman of the Board of Directors	1963	2007, Class II
Richard L. Bailly	70	Secretary and Director	1963	2005, Class III
William C. Curry(1)(2)	70	Director	1990	2006, Class I
Kenneth L. Gestal	55	Director	1996	2007, Class II
Peter R. Worrell(1)(2)	47	Director	1997	2005, Class III
Michael J. Ross(2)	49	Director	1998	2005, Class III
David B. Gould(1)	50	Director	2003	2006, Class I
Thomas W. Oberdorf	46	Director	—	2007, Class II

(1)
Member of the Company's Audit Committee

(2)
Member of the Company's Compensation Committee

        Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a director and Chairman of Children's Friends and Family Services, a not for profit organization located in Salem, Massachusetts. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

        Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw also has served as a director of the Company since 1963. Mr. Shaw is a member of the Board of Directors of Re-Source America, Inc., a package recycling company.

        Mr. Richard L. Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 until his retirement on June 1, 1999. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission.

        Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semiretired, was the president, chief executive officer and a director of Discom, Inc., which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date. Mr. Curry is a director of two privately owned companies.

        Mr. Gestal has served as a director of the Company since 1996. Since 1998, Mr. Gestal has served as the chief executive officer of Decision Capital, L.P., an alternative investment money management group. From November 1997 through December 1998, Mr. Gestal served as president of the Alternative Asset Management Group at Swiss Bank Corporation. Prior to that, Mr. Gestal was chairman of Institutional Global Finance Corp., a money management firm from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

        Mr. Worrell has served as a director of the Company since 1997. Since October, 1993, Mr. Worrell has served as the managing director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH, and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

        Mr. Ross has served as a director of the Company since 1998. Since January 2003, Mr. Ross has served as a director of Energy North Sea Ltd., a UK Company that invests in oil and gas reserves. Since June 2001, Mr. Ross has served as chairman and a director of Dalriada Ltd., an investment and development company based in the UK. From October, 2000 to June, 2001, Mr. Ross served as chairman and as a director of ixpanse inc., a telecommunications infrastructure company. From 1996 to February, 2003, Mr. Ross served as the chairman and as a director of Glassbox Inc., which advises organizations in the UK on corporate and public issues. From 1992 to 1996, Mr. Ross was international executive director and a board member of The Body Shop International, PLC, a worldwide cosmetics manufacturer and retailer of consumer products.

        Mr. Gould has served as a director of the Company since 2003. Mr. Gould has been president of Westfield Inc., an industrial real estate development company since June, 1999. Prior to that Mr. Gould was president and chief executive officer of Wood Structures, Inc. a manufacturer of wooden trusses for the construction industry from May, 1991 through June, 1999. Mr. Gould is an active member on numerous businesses' boards of advisors and directors as well as a member of several community organizations.

        Mr. Oberdorf is a new nominee for director of the Company. Since March 2002, Mr. Oberdorf has been Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and e-commerce solutions company, where he served as a consultant from November 2001 through February, 2002. From February, 1999 through October 2001 Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG's subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999 Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment-Finance.

Meetings of the Board of Directors

        The Board of Directors of the Company held six meetings during 2003. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year. All of the Company's directors are encouraged to attend the Company's annual meeting of stockholders. Seven of the Company's directors were in attendance at the Company's 2003 annual meeting.

Committees

        The Board of Directors does not have a nominating committee. Director nominees are selected by a majority of the independent directors, as defined by the listing standards of the Nasdaq Stock Market. The independent directors are Messrs. William C. Curry, Peter R. Worrell, Michael J. Ross, David B. Gould and, if elected, Thomas W. Oberdorf. The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because all its independent directors lead the nomination process and the establishment of a nominating committee would be redundant. The Board of Directors does not have a charter for nomination of directors.

        The independent members of the Company's Board of Directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent members of the Company's Board of Directors may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2005 Annual Meeting of Stockholders, it must follow the procedures described in "Stockholder Proposals and Recommendations For Director."

Compensation

        The Board of Directors has a Compensation Committee, which met on 11 occasions in 2003 and is currently composed of Messrs. Curry, Ross and Worrell. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

Audit

        The Board of Directors has an Audit Committee, which met five times in 2003 and is currently composed of Messrs. Curry, Gould and Worrell. The Board of Directors recently adopted amendments to the written charter of the Audit Committee (the "Audit Committee Charter") to conform to the new SEC and Nasdaq rules. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of certain other compliance matters. See "Report of the Audit Committee" below.

        The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter and the current listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Curry qualifies as an "audit committee financial expert," as defined by applicable SEC rules, and satisfies the financial sophistication standards of the Nasdaq Stock Market.

        Audit Fees.    The Company incurred an aggregate of $88,200 and $61,800 in fees and expenses for audit services from PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. Audit fees include fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for those years, reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during those years and fees for services related to registration statements, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    The Company incurred an aggregate of $4,500 and $14,500 in the fiscal years ended December 31, 2003 and December 31, 2002, respectively, in fees and expenses from PricewaterhouseCoopers LLP for professional services rendered by it for assurance and related services reasonably related to the performance of an audit or review. Audit-related services included accounting advice and other audits, including benefit plans.

        Tax Fees.    The Company incurred an aggregate of $27,600 and $21,300 in the fiscal years ended December 31, 2003 and December 31, 2002, respectively, in fees and expenses from PricewaterhouseCoopers LLP for tax services. For fiscal year 2003, the aggregate fee amount of $27,600 includes fees for tax consulting of $7,600.

        All Other Fees.    The Company incurred no other fees from PricewaterhouseCoopers LLP.

        The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

Report of the Audit Committee

        The Audit Committee has:

  •
  reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003;

  •
  discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  •
  received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor's independence; and

  •
  based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors:

  David B. Gould
  William C. Curry
  Peter R. Worrell

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Independent Auditors

        The Audit Committee has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2004. PricewaterhouseCoopers LLP has continuously served as the Company's independent public accountants since June 19, 2002. The Company is advised that no member of PricewaterhouseCoopers LLP has any direct financial interest or material indirect financial interest in the Company since the date of their engagement, June, 2002 or, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

        Arthur Andersen LLP was dismissed as the Company's independent public accountants effective as of the close of business on June 11, 2002. The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of June 19, 2002. The change in accountants was reported by the Company in a Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 25, 2002 (the "Form 8-K/A").

        The reports of Arthur Andersen LLP on the consolidated financial statements of the Company at December 31, 2000 and December 31, 2001, and for the three years ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors, and approved by the full Board of Directors of the Company.

        In connection with its audits for the two most recent fiscal years and through June 11, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in their report on the financial statements for such years.

        During the two most recent fiscal years and through June 11, 2002 there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        The Company provided Arthur Andersen LLP with a copy of the foregoing statements prior to the filing of its Form 8-K/A and requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agreed with such statements and, if not, stating the respects in which it did not agree. The Company received such a letter, which stated that Arthur Andersen LLP did agree with such statements. The Company filed this letter as an exhibit to the Form 8-K/A.

Compensation of Directors

        Beginning in June 2003, nonemployee directors of the Company were entitled to receive (i) an annual $6,000 fee, (ii) if applicable, an annual committee membership fee of $2,000 per year and an additional $500 annual fee if the nonemployee director served as a Committee Chair, (iii) a fee of $1,000 plus reimbursement of expenses for each meeting physically attended and (iv) a fee of $500 plus reimbursement of expenses for each half-day committee meeting attended. Mssrs. Gestal, Curry, Ross, Gould and Worrell elected to receive stock options in lieu of their respective annual Board of Directors' fees and committee membership fees pursuant to the Company's 1998 Director Stock Option Incentive Plan (the "Director Plan"). Mr. Shaw received $18,000 for his services as Chairman of the Board and $50,000 in retirement benefits pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. Richard L. Bailly received $50,000 in retirement benefits pursuant to an agreement with the Company dated September 1993. See "Consulting Contracts." In addition, each nonemployee director is eligible to receive stock options pursuant to the Director Plan.

        The chart below lists the annual Board of Directors fees, the annual committee membership fees and the attendance fees earned by each nonemployee director in 2003:

Director	Annual Board of Directors Fees ($)	Annual Committee Membership Fees ($)	Attendance Fees ($)	Number of Shares of Common Stock Underlying Stock Options Granted in Lieu of Annual Fees(1)
William C. Curry	—	—	5,250	23,125	(2)
Kenneth L. Gestal	—	—	3,250	13,750	(3)
Peter R. Worrell	—	—	5,250	23,125	(4)
Michael J. Ross	—	—	2,500	18,125	(5)
Richard L. Bailly	5,500	—	5,250	—
David B. Gould	—	—	4,500	10,000	(6)
William H. Shaw	16,500	—	0	—

(1)
These options have an exercise price of $1.20, the fair market value of the Common Stock on the date of grant. The options are immediately exercisable, pursuant to the terms of the 1998 Plan.

(2)
Granted in lieu of additional annual fees of $9,250 to which the director was entitled.

(3)
Granted in lieu of additional annual fees of $5,500 to which the director was entitled.

(4)
Granted in lieu of additional annual fees of $9,250 to which the director was entitled.

(5)
Granted in lieu of additional annual fees of $7,250 to which the director was entitled.

(6)
Granted in lieu of additional annual fees of $4,000 to which the director was entitled.

        1998 Director Stock Option Incentive Plan.    Effective July 15, 1998, the Company adopted the Director Plan (as amended February 24, 1999, July 2, 2001 and July 5, 2002) to facilitate the ownership of Common Stock by nonemployee directors by providing for the grant of nonqualified stock options to nonemployee directors. Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan. See "Proposal No. 2—Proposal to Amend the Company's 1998 Director Stock Option Incentive Plan" for more information.

        Consulting Contracts.    William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw received an automobile and served as a consultant to the Company from January 1, 1995 to December 31, 1997 for $50,000 per year. Thereafter, Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

        Richard L. Bailly retired as the Company's Executive Vice President on June 1, 1999. Pursuant to an agreement between the Company and Mr. Bailly entered into in September 1993 and amended in February 1999, Mr. Bailly served as a consultant to the Company until June 2002 for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

        Indemnification Agreements.    The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

        The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Security Ownership of Directors, Officers and Principal Stockholders

        The following table sets forth certain information as of April 13, 2004, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

Name	Shares of Common Stock Beneficially Owned (1)	Percent of Class
R. Jeffrey Bailly(2)(3) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	1,015,131	19.7%
Peter R. Worrell(5)(7) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	622,294	13.0%
William H. Shaw(4)(5) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	580,702	12.4%
Richard L. Bailly(5)(6) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	330,871	7.1%
Eliot Sherman 14 Timber Lodge Drive Holliston, MA 01746	273,684	5.9%
Ronald Lataille(2)(3)	221,567	4.7%
William C. Curry(5)(8)	147,208	3.1%
Richard LeSavoy(2)	102,607	2.2%
Kenneth L. Gestal(5)	106,480	2.2%
Daniel J. Shaw, Jr.(2)	54,547	1.2%
Michael J. Ross(5)	73,835	1.6%
Mitchell D. Caplan(2)	30,236	*
David B. Gould(9)(5)	17,500	*
Thomas W. Oberdorf	0	*
All executive officers and directors as a group (13 persons)(2)(3)(4)(5)(6)(7)(8)(9)	3,250,782	57.3%

*
Less than one percent

(1)
Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)
Includes shares issuable pursuant to currently exercisable stock options under 1993 Plan as follows: 473,000 for R. Jeffrey Bailly, 34,375 for Mr. Lataille, 40,625 for Mr. LeSavoy, 25,000 for Mr. Daniel Shaw, Jr. and 20,000 for Mr. Caplan.

(3)
Includes 120,090 shares owned by the Company's Profit sharing Trust as to which Messrs. Bailly and Lataille disclaim beneficial interest in excess of their respective pecuniary interest in the trust. Messrs. Bailly and Lataille are co-trustees of the trust.

(4)
Includes 118,028 shares owned by a trust for the benefit of Mr. Shaw's children as to which Mr. Shaw disclaims beneficial ownership.

(5)
Includes shares issuable pursuant to currently exercisable stock options as follows: 27,000 for William Shaw, 13,500 for Richard Bailly, 91,536 for William Curry, 66,280 for Kenneth Gestal, 96,894 for Peter Worrell, 73,835 for Michael Ross and 13,500 for David Gould.

(6)
Includes 70,924 shares owned by Mr. Bailly's spouse, as to which Mr. Bailly disclaims beneficial ownership. Excludes 1,015,131 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(7)
Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of the two trustees of the Plan. Includes 4,400 shares held by Mr. Worrell's spouse.

(8)
Includes 38,920 shares owned by Mr. Curry's spouse, as to which he disclaims beneficial ownership.

(9)
Includes 4,000 shares owned by Mr. Gould's spouse, as to which he disclaims beneficial ownership.

Management

        The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Mitchell Caplan	36	Vice President of Sales and Marketing
Ronald J. Lataille	42	Vice President, Treasurer and Chief Financial Officer
Richard LeSavoy	47	Vice President of Manufacturing
Daniel J. Shaw, Jr.	43	Vice President of Product Development
Wayne G. Williams	60	Vice President of Business Development

        Mr. Caplan initially joined the Company in 1991 and served as Director of Sales and Marketing of the Company's Moulded Fibre division. From May, 1999 through October, 2000 Mr. Caplan served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Caplan rejoined the Company in April 2001 and served as Vice President Sales and Marketing of the Company's Moulded Fibre subsidiary and more recently as Vice President of Sales and Marketing for the entire Company.

        Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. Mr. Lataille is a director of Seacoast United Soccer Club, a not for profit organization located in Hampton, NH.

        Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operations Manager through 1987. From 1988 through 1995 Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and more recently as Vice President of Manufacturing.

        Mr. Shaw initially joined the Company in 1983 and served as a Corporate Industrial Engineer through September, 1992. From October 1992 through September, 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May, 2000 as Director of Product Development. From June, 2000 through May, 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division. Since May, 2002 Mr. Shaw has served as corporate Vice President of Product Development.

        Mr. Williams initially joined the Company in 1981 and served as sales manager, division manager and then as Vice President of Technology from 1992 through October 1993. From 1993 through 1994 Mr. Williams served as an executive officer of Re-Source America. Mr. Williams rejoined the Company as Vice President of Business Development in January 1994. Prior to joining the Company, Mr. Williams was employed by The Dow Chemical Company from 1966 through 1981 where he held various technical, sales and project management positions.

        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Code of Ethics

        Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company's Code of Ethics was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. If the Company makes any substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the company's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

Executive Compensation

        The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the named executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)
R. Jeffrey Bailly President and Chief Executive Officer(1)	12/31/03 12/31/02 12/31/01	225,000 200,000 200,000	62,500 50,000 —	66,060 57,227 47,484	91,750 67,550 56,050	120,000 50,000 —	17,840 17,840 16,975
Mitchell Caplan, Vice President	12/31/03 12/31/02 12/31/01	140,000 125,000 91,000	10,000 15,000 —	6,000 — —	10,000 — —	10,000 25,000 10,000	4,500 2,872 —
Ronald J. Lataille Vice President, Treasurer and Chief Financial Officer	12/31/03 12/31/02 12/31/01	145,000 137,000 135,000	15,000 13,500 12,000	9,000 8,411 3,115	15,000 13,500 5,000	40,000 — 7,500	5,010 4,560 4,630
Richard LeSavoy, Vice President	12/31/03 12/31/02 12/31/01	150,000 132,000 125,000	15,000 15,000 10,000	9,000 7,952 6,230	15,000 15,000 10,000	20,000 — 10,000	5,140 4,560 4,630
Daniel J. Shaw, Jr. Vice President	12/31/03 12/31/02 12/31/01	113,000 105,000 103,000	15,000 10,000 10,000	3,000 2,500 2,500	5,000 5,000 5,000	10,000 10,000 5,000	2,600 2,363 2,947

(1)
See "Employment Contract" below.

(2)
These amounts were paid to Messrs. Bailly, Caplan, Lataille, LeSavoy and Shaw in compensation for the taxes attributable to the issuance to them of the restricted shares of the Company's Common Stock reflected under the caption "Restricted Stock Awards" in this table.

(3)
On February 27, 2004 the Company issued to Messrs. Bailly, Caplan, Lataille, LeSavoy and Shaw 32,723, 5,236, 7,853, 7,853 and 2,618 restricted shares of the Company's Common Stock, respectively. Based on $1.91 per share, the closing price of the Company's Common Stock on the date immediately preceeding the date of issuance, the value of these shares was $62,500 for Mr. Bailly, $10,000 for Mr. Caplan, $15,000 for Mr. Lataille, $15,000 for Mr. LeSavoy and $5,000 for Mr. Shaw. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 1, 2004 at a market price of $1.95 per share on the date of issuance, the value of which was $29,250. On February 26, 2003 the Company issued to Messrs. Bailly, Lataille, Williams and LeSavoy 47,170, 12,736, 7,075 and 14,151 restricted shares of the Company's Common Stock, respectively. Based on $1.06 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $50,000 for Mr. Bailly, $13,500 for Mr. Lataille, $7,500 for Mr. Williams and $15,000 for Mr. LeSavoy. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 16, 2003 at a market price of $1.17 per share on the date of issuance, the value of which was $17,550. On February 11, 2002, the Company issued to Messrs. Bailly, Lataille, Williams and LeSavoy 49,383, 6,173, 6,173 and 12,346 restricted shares of the Company's Common Stock, respectively. Based on $0.81 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $40,000 for Mr. Bailly, $5,000 for Mr. Lataille, $5,000 for Mr. Williams and $10,000 for Mr. LeSavoy. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 1, 2002 at a market price of $1.07 per share on the date of issuance, the value of which was $16,050. All the shares reflected in this column are fully vested. These shares have not been registered under the Securities Act of 1933. Dividends will be paid on these shares only if and to the extent dividends are paid on the Company's Common Stock.

(4)
The Company did not grant any stock appreciation rights or make any long-term incentive payments during fiscal 2003, 2002 or 2001.

(5)
Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust and, in addition for Mr. Bailly, life insurance premiums paid by the Company of $11,840 in each of fiscal 2003, 2002 and 2001.

Employment Contract

        In April 2000 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $200,000 and consideration for discretionary bonuses. Mr. Bailly's agreement prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to issue Mr. Bailly 10,000 shares of its Common Stock on January 1, 2001, provided that Mr. Bailly remains employed with the Company. Further, pursuant to the agreement, the Company agreed to grant Mr. Bailly immediately exercisable nonqualified stock options to acquire 125,000 shares of Common Stock. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

        Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

Severance Plans

        In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months.

Stock Options

        The following tables set forth certain information with respect to stock options granted to the named executive officers during the year ended December 31, 2003 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at December 31, 2003. The named executive officers did not exercise any stock options to purchase the Company's Common Stock during the year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value of Assumed Annual Rate of Stock Appreciation for Option Term(4)
	Number of Shares of Common Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/sh)3)	Expiration Date
						5%($)	10%($)
R. Jeffrey Bailly	20,000 100,000	(1) (1)	8 40	1.12 1.00	1/29/2013 3/25/2013	14,087 62,889	35,700 159,374
Mitchell D. Caplan	10,000	(2)	4	1.15	2/07/2008	3,177	7,021
Ronald J. Lataille	20,000 20,000	(2) (2)	8 8	1.15 1.94	2/07/2008 11/12/2008	6,354 10,720	14,042 23,688
Richard LeSavoy	20,000	(2)	8	1.15	2/07/2008	6,354	14,042
Daniel J. Shaw, Jr.	10,000	(2)	4	1.15	2/07/2008	3,177	7,021

(1)
Options were vested in full on date of agreement.

(2)
Options vest at the rate of 25% per year commencing on the date of grant.

(3)
The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4)
The 5% and 10% assumed rate of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

YEAR END OPTION VALUES

	Number of unexercised options at fiscal year-end(#)		Value of unexercised in-the- money options at fiscal year-end($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
R. Jeffrey Bailly	373,000	0	168,600	0
Mitchell D. Caplan	11,250	33,750	11,500	23,000
Ronald J. Lataille	29,375	35,625	8,363	7,837
Richard LeSavoy	35,625	21,875	9,750	17,750
Daniel J. Shaw, Jr.	20,000	20,000	6,625	14,125

(1)
Represents the fair market value of the Company's Common Stock on December 31, 2003 ($1.95 per share based on the closing price on the Nasdaq Stock Market) minus the exercise price per share, of the in-the money options, multiplied by the number of shares subject to each option).

        1993 Stock Option Plan.    Effective October 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. As of April 22, 2004, there are 614,750 shares of Common Stock available for issuance under the 1993 Plan. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 ("incentive stock options") and other options which are not qualified as incentive stock options ("nonqualified stock options"). Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

        Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 2003 was composed of Messrs. Curry, Worrell and Ross. Neither Mr. Curry, Mr. Worrell nor Mr. Ross is a former or current officer or employee of the company.

Compensation Committee and Board of Directors Report

        The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

        The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

        Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including R. Jeffrey Bailly, may receive discretionary bonuses payable in cash or the Company's common stock based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

        Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Stock Option Plan. The 1993 Stock Option Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 2003, the Company granted options to purchase 80,000 shares to executive officers other than Mr. Bailly as a group under the 1993 Stock Option Plan.

        For 2003, R. Jeffrey Bailly received the following compensation: (i) a salary of $225,000; (ii) a bonus valued at $125,000, which was comprised of $62,500 in cash and 32,723 fully vested shares of the Company's Common Stock; (iii) an additional 15,000 fully vested shares of the Company's Common Stock; and (iv) $66,060 to defray the taxes attributable to Mr. Bailly's receipt of shares of the Company's Common Stock. The Company's Board of Directors conducted a survey of salaries of chief executive officers at the time it negotiated Mr. Bailly's employment agreement. Based upon that information and the Company's experience since that time, the Company believes that Mr. Bailly's aggregate fiscal 2003 compensation was comparable to the compensation of chief executive officers of similar companies.

Compensation	Board of Directors
WILLIAM C. CURRY	WILLIAM H. SHAW
PETER R. WORRELL	R. JEFFREY BAILLY
MICHAEL J. ROSS	RICHARD L. BAILLY
WILLIAM C. CURRY
KENNETH L. GESTAL
PETER R. WORRELL
MICHAEL J. ROSS

Performance Graph

        The following graph compares the semiannual change in the Company's cumulative total shareholder return for the five years ending December 31, 2003 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.

Comparison of Five–Year Cumulative Total Returns

Performance Graph for
UFP Technologies, Inc.

Produced on 04/01/2004 including data to 12/31/2003

$220
$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
91.7
60.2
59.8

Legend

Symbol	CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
——— ■	UFP Technologies, Inc.	100.0	88.0	54.0	34.2	34.6	60.2
— — — ★	Nasdaq Stock Market (US Companies)	100.0	185.4	111.8	88.7	61.3	91.7
- - - - ▲	NASDAQ Stocks (SIC 3080–3089 US Companies) Miscellaneous Plastics Products	100.0	135.3	53.7	66.4	49.8	59.8

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/31/1998.

        Assumes $100 invested on December 31, 1998 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        United Development Company Limited.    The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both directors and stockholders of the Company, each own an approximately 21% general partnership interest in United Development. Wayne G. Williams who is an officer and stockholder of the Company, owns an approximately 5.3% limited partnership interest in this entity.

        The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000. As of September 30, 1993, these loans were consolidated into one term note (the "Original Note") which bore interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the Original Note amortized on a ten year basis and the outstanding principal amount on the Original Note was scheduled to be repaid on September 30, 1998. On December 31, 1998, United Development refinanced the Original Note. United Development made a note (the "New Note") in favor of the Company in the principal amount of $99,750, of which all was repaid on February 19, 2003.

        Kissimmee, Florida Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Kissimmee, Florida manufacturing facility to December 31, 2006. Monthly rent for the lease is $12,467 plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

        Decatur, Alabama Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Decatur, Alabama manufacturing facility to December 31, 2006. Monthly rent for the lease is $7,875 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

PROPOSAL NO. 2
PROPOSAL TO AMEND THE COMPANY'S
1998 DIRECTOR STOCK OPTION INCENTIVE PLAN

        Effective July 15, 1998, the Company adopted the 1998 Director Stock Option Incentive Plan (as amended February 24, 1999, July 2, 2001 and July 5, 2002, the "Director Plan"). The purpose of the Director Plan is to maximize long-term stockholder value by aligning the interests of nonemployee directors of the Company with those of its stockholders by offering nonemployee directors ownership of the Company's Common Stock. The Company proposes, subject to stockholder approval, to amend the Director Plan to: (i) increase the number of shares of Common Stock available for issuance under the Director Plan from 425,000 to 725,000 shares; (ii) eliminate the ability of the Company to extend loans to directors in connection with the exercise of options under the Director Plan, consistent with the Sarbanes-Oxley Act of 2002; and (iii) require shareholder approval for material amendments to the Director Plan, consistent with the new listing standards of the Nasdaq Stock Market. The following is a summary description of the Director Plan and is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached hereto as Appendix B.

Description of the Director Plan

        The Director Plan may be administered by the Board of Directors or by any committee of the Board of Directors, including the Compensation Committee. Subject to the express provisions of the Director Plan, the Compensation Committee has the authority to interpret and construe the Director Plan and to adopt rules and regulations for administering the Director Plan.

        Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan. As of the date of this proxy statement, the Company's nonemployee directors are Messrs. Shaw, Curry, Gestal, Worrell, Ross, Gould, Richard L. Bailly and, if elected, Oberdorf.

        Under the Director Plan, 73,455 shares of Common Stock are currently available for the grant of stock options, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting Common Stock. If the amendment is approved, a total of 373,455 shares of Common Stock will be available under the Director Plan. To the extent a stock option granted under the Director Plan expires or terminates unexercised, the shares of Common Stock allocable to the unexercised portion of such option are available for awards under the Director Plan. In addition, to the extent that shares are delivered to pay all or a portion of an option exercise price, such shares will become available for awards under the Director Plan.

        The Director Plan, as originally adopted, became effective on July 15, 1998. The Director Plan will terminate when shares of Common Stock are no longer available under the Director Plan unless terminated earlier by the Board of Directors. The Board of Directors or the stockholders may amend or discontinue the Director Plan at any time except that no amendment or discontinuance may change or impair any options previously granted without the consent of the optionee, or where stockholder approval is required by applicable law, rule or regulation. Should an optionee cease to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, such optionee's options may be exercised to the extent exercisable on the date of such termination by the optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, during their specified term but not later than three months after the date of such termination. Should such an optionee cease to be a member of the Board of Directors of the Company because of death or permanent disability, such options may be exercised in full by the optionee or, if she or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than one year after the date of death or permanent disability.

        Automatic options, elective options and discretionary options may be granted under the Director Plan. Since July 1, 1999 and continuing in effect on July 1 in each subsequent calendar year, each person who is at the time serving as a nonemployee director is automatically granted an option (each an "Automatic Option") to purchase 2,500 shares of Common Stock.

        Under the Director Plan each nonemployee director may elect to receive all or a portion of his annual director fees or fees for serving as a member of any committee of the Board of Directors earned during each calendar year in the form of an option ("Elective Options"). Each such election must be irrevocable and made by December 31 of each year for fees to be received in the following calendar year. The number of shares of Common Stock into which Elective Options granted in any year are exercisable shall be determined based on an independent appraisal for such year of the intrinsic value of the options granted and the amount of fees covered by the director's election for such year. Elective Options, if any, are granted on the date of the annual meeting of stockholders.

        The Compensation Committee may grant options to nonemployee directors from time to time in its discretion subject to the provisions of the Director Plan (the "Discretionary Options"). The Compensation Committee may establish the terms of the Discretionary Option in its sole discretion including, without limitation, the time to expiration (which shall not exceed 10 years) and the vesting schedule of such options.

        Each Automatic Option and Elective Option granted is for a term of ten years and is exercisable for any or all of the shares covered by such Option on the date of grant under the Director Plan.

        The exercise price per share of all Discretionary Options granted under the Director Plan will be determined by the Compensation Committee in its discretion, and may be greater than, but not less than, 100% of the fair market value per share of Common Stock on the grant date, which is defined as the average between the highest and lowest sale prices per share on The Nasdaq Small Cap Market on the trading day next preceding the date of grant of the Option. The exercise price of an Automatic Option or an Elective Option will be 100% of the fair market value of Common Stock as of the applicable grant date. Options may be exercised (i) by the payment of cash in the amount of the aggregate option price, (ii) by surrendering shares of Common Stock owned by the participant, (iii) by a combination of (i) and (ii), having a combined value equal to the aggregate option price of the shares subject to the option or the portion of the option being exercised, or (iv) by any other means the Compensation Committee deems appropriate. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant will expire.

        Options granted under the Director Plan are not transferable by the participant other than by court order, will or the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant.

        As of the date of this proxy statement, Elective Options to purchase 351,845 shares of Common Stock have been granted to Messrs. Curry, Gestal, Worrell and Ross at exercise prices ranging from $1.10 to $4.25 per share. In 2003, Messrs. Richard L. Bailly, Curry, Gestal, Ross, Worrell, Gould and Shaw each received, automatically and in addition to any stock options granted in lieu of annual fees, Automatic Options to purchase 2,500 shares of Common Stock with an exercise price of $1.10 per share under the Director Plan. The closing price of the Company's Common Stock on April 28, 2004 was $2.74 per share. In 2003, the Compensation Committee granted Discretionary Options, each with an exercise price of $1.10, as follows:

Grantee	Number of Discretionary Options
William C. Curry	2,000
Richard C. Bailly	1,000
Kenneth L. Gestal	1,000
David B. Gould	1,000
Michael J. Ross	1,000
William H. Shaw	4,500
Peter R. Worrell	2,000

        The following general discussion of the United States federal income tax consequences of the issuance and exercise of options granted under the Director Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, existing public and private administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change. This discussion is not intended to be a complete discussion of all of the United Stated federal income tax consequences of the Director Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The Director Plan is not qualified under Section 401 of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. In addition, because tax consequences may vary and certain exceptions may apply depending upon the personal circumstances of individuals, each option holder should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to him or her.

        The recipient of an option under the Director Plan generally will not recognize any taxable income upon the grant of an option under the plan. Generally, he or she will recognize ordinary taxable income at the time the option is exercised in an amount equal to the excess of the fair market value of the shares of the Company common stock received on the date of exercise over the option exercise price. However, directors generally will be subject to Section 16(b) of the Securities Exchange Act upon their sale of shares of the Company common stock and this may affect their tax liability. In the case of exercise of an option within six months of grant by someone whose sale of shares of the Company common stock would subject him or her to liability under Section 16(b), recognition of income by the option holder will be postponed. The Internal Revenue Service regulations have not yet been amended to conform with the rules under Section 16(b). However, it is generally anticipated that the date of recognition will be postponed to the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of the Company common stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the recognition date in an amount equal to the excess of the fair market value of the shares at that time over the option exercise price. Despite this general rule, the option holder may make an election pursuant to Section 83(b) of the Internal Revenue Code, in which case the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later recognition date. In order to be effective, the 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days after exercise.

        The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the recipient does not continue to work for the Company for a period of time specified in the award) are more complex. In that case, the recipient generally will not recognize income until the date that the shares are no longer subject to the substantial risk of forfeiture, unless a Section 83(b) election (described above) is made.

        The Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and timely filed with the Internal Revenue Service.

        When an option holder subsequently disposes of the shares of the Company common stock received upon exercise of an option, he or she will generally recognize capital gain or loss (long-term or short-term depending on the holding period of the shares) in an amount equal to the difference between amount realized and the fair market value of the shares on the date of exercise. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

        An option holder who pays the exercise price, in whole or in part, by delivering shares of the Company common stock already owned by him or her will generally recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

        The following table sets forth the amounts that have been received by or allocated to each of the following under the Director Plan.

New Plan Benefits
1998 Director Stock Option Incentive Plan

Name	Dollar Value($)(1)	Number of Shares Subject to Options(2)(3)
R. Jeffrey Bailly, Chief Executive Officer and President	Not eligible	N/A
William J. Shaw, Chairman of the Board	0	2,500
Richard L. Bailly, Secretary	0	2,500
William C. Curry	0	2,500
Kenneth L. Gestal	0	2,500
David B. Gould	0	2,500
Peter R. Worrell	0	2,500
Michael J. Ross	0	2,500
Thomas W. Oberdorf	0	2,500
Current Executive Officers as a Group	0	2,500
Current Nonemployee Directors as a Group	0	17,500
All Employees who are not Executive Officers as a Group	Not eligible	N/A

(1)
Based solely on the difference between the market value of the underlying shares on the date of grant and the exercise price of the options. This valuation is not based on the amount of cash fees elected to be received in the form of elective options and does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of the Company common stock on April 28, 2004 was $2.74.

(2)
Options may be granted under the Director Plan only to nonemployee directors.

(3)
Including options to purchase 2,500 shares that would be granted pursuant to the July annual grant to each of the Company's nonemployee directors (total of 17,500 shares) provided that they remain directors of the Company through July 1, 2004. Does not include elective options that will be granted on June 2, 2004 in lieu of director fees because the number of shares is dependent upon the market price of the Company's Common Stock on June 2, 2004.

        The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the proposal to amend the Director Plan is required to amend the Director Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

OTHER MATTERS

Voting Procedures

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors and for the proposal to amend the Director Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

        The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the amendment of the Director Plan.

        Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to amend the Director Plan, even though the stockholder so abstaining intends a different interpretation.

        Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposal to amend the Director Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a "broker nonvote") on the election of directors or on the proposal to amend the Director Plan will count toward the quorum but will have no effect on those proposals not voted.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Small Cap Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2003.

Other Proposed Action

        The Board of Directors knows of no matters that may come before the Meeting other than the election of directors and the amendment of the Director Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Communications

        Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. All communications directed to the Board will be delivered to the Board of Directors.

Stockholder Proposals and Recommendations for Director

        Stockholder proposals for inclusion in the Company's proxy materials for the Company's 2005 Annual Meeting of Stockholders must be received by the Company no later than December 31, 2004. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company's By-laws relating to stockholder proposals.

        Stockholders who wish to make a proposal at the Company's 2005 Annual Meeting—other than one that will be included in the Company's proxy materials—should notify the Company no later than March 18, 2005. If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

        Stockholders may make recommendations to the Board of Directors of candidates for its consideration as nominees for director at the Company's 2005 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Board of Directors, c/o Secretary, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company's Bylaws. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation has beneficially owned 5% or more of the Company's Common Stock for at least one year. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with these procedures or in the Company's Bylaws.

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Audit Committee," "Compensation Committee and Board of Directors Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, UFP Technologies, Inc. at 172 East Main Street, Georgetown, Massachusetts 01833.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

UFP TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER
ADOPTED ON FEBRUARY 25, 2004

I.    PURPOSE

        The primary functions of the Audit Committee (the "Committee") are to assist the Board of Directors of UFP Technologies, Inc. (the "Company") with the oversight of (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm.

        The term "registered public accounting firm" as used herein shall mean the public accounting firm registered with the Public Company Accounting Oversight Board (the "Accounting Board") under Section 102 of the Sarbanes-Oxley Act of 2002 that performs the auditing function for the Company.

        Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company's registered public accounting firm.

II.    COMPOSITION AND INDEPENDENCE

        The Committee shall consist of three or more directors of the Company. The members on the Committee shall meet the independence and other qualification requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder and the applicable rules of the stock exchange or stock market on which the Company's securities are traded or quoted, subject to any permitted exceptions thereunder. At least one of the Committee members must satisfy the financial sophistication requirements of the listing standards of the Nasdaq Stock Market, and the Committee shall use diligent efforts to assure that at least one member qualifies as an "audit committee financial expert," as defined by rules of the Securities and Exchange Commission ("SEC").

        Committee members, including the chairperson, shall be elected by the Board at the annual meeting of the Board of Directors. Members shall serve until their successors shall be duly elected and qualified.

III.    MEETINGS AND PROCEDURES

        The Audit Committee shall meet no less than four times per year, or more frequently as circumstances require. The Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

        Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company's By-laws, unless otherwise stated by resolution of the Board of Directors.

IV.    Responsibilities and Duties

  A. General Matters

  1.
  The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing its audit report or related work. The registered public accounting firm shall report directly to and be accountable to the Committee.

  2.
  To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company's registered public accounting firm contemporaneously with the audit, subject to certain de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which shall be approved by the Committee prior to the completion of the audit.

  3.
  The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of (i) compensation to the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  4.
  The Committee may form subcommittees consisting of one or more members and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.

  B. Oversight of the Company's Relationship with the Auditors

        With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:

  1.
  On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm's continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm's statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company's annual proxy statement; and (iv) satisfy itself as to the registered public accounting firm's independence.

  2.
  Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.

  3.
  On an annual basis, confirm that the registered public accounting firm is not disqualified from performing any audit service for the Company due to the fact that any of the Company's chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year's financial statements.

  4.
  Establish with the registered public accounting firm, the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.

  C. Financial Statements and Disclosure Matters

        With respect to the Company's financial statements and other disclosure matters, the Committee shall:

  1.
  Review and discuss with management and the registered public accounting firm the Company's quarterly financial statements.

  2.
  Review and discuss with management and the registered public accounting firm, the Company's annual audited financial statements and the report of the registered public accounting firm thereon.

  3.
  If and when applicable, review and discuss with management the policies and practices of the Company with respect to (i) the use of non-GAAP financial measures (as defined in SEC rules) included in any periodic or other reports filed with the SEC, (ii) the use of non-GAAP financial measures in any public release of material information, whether by press release or otherwise, and (iii) the reconciliation of non-GAAP financial measures with the most directly comparable GAAP financial measures and other disclosures relating to non-GAAP financial measures required under SEC rules.

  4.
  Review and discuss all material correcting adjustments identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations that are reflected in each annual and quarterly report that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under Section 13(a) of the Exchange Act and filed with the SEC.

  5.
  Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in response to Item 303, Management's Discussion and Analysis of Financial Condition and Results of Operation, of Regulation S-K.

  6.
  Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any judgments about the quality, appropriateness and acceptability of the Company's accounting principles, clarity of financial statement disclosures, significant changes in the Company's selection or application of accounting principles and any other significant changes to the Company's accounting principles and financial disclosure practices that are suggested by the registered public accounting firm or management.

  7.
  Review with management, the registered public accounting firm, and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

  8.
  The review and discussions hereunder with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters would include the auditor's responsibility under generally accepted auditing standards, the Company's significant accounting policies, management's judgments and accounting estimates, significant audit adjustments, the auditor's responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any difficulties encountered in the course of the audit work.

  9.
  Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

  10.
  Following completion of its review of the annual audited financial statements, recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company's annual report on Form 10-K filed with the SEC.

  11.
  Prepare the Audit Committee report required by the SEC to be included in the Company's annual proxy statement and any other Committee reports required by applicable laws, rules and regulations.

  D. Internal Audit Function, Disclosure Controls and Internal Controls

        With respect to the Company's internal audit function, disclosure controls and internal controls and procedures for financial reporting:

  1.
  In consultation with management and the registered public accounting firm, review and assess the adequacy of the Company's internal controls and procedures for financial reporting and the procedures designed to ensure compliance with applicable laws, rules and regulations and to assess, monitor and manage business risk and legal and ethical compliance programs.

  2.
  When applicable, review management's report on internal controls and procedures for financial reporting purposes required to be included in the Company's Annual Report of Form 10-K.

  3.
  When applicable, review the registered public accounting firm's attestation to management's report included in the Annual Report on Form 10-K evaluating the Company's internal controls and procedures for financial reporting.

  4.
  Review and discuss any disclosures made by the Company's CEO and CFO to the Committee (as a result of their evaluation as of the end of each fiscal quarter of the Company's effectiveness of the disclosure controls and procedures and its internal controls and procedures for financial reporting) related to (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses in the Company's internal controls, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

  5.
  Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  E. Other Miscellaneous Matters

        The Committee shall also have responsibility to:

  1.
  Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  2.
  Review and discuss all corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

  3.
  Review and approve all related-party transactions, unless otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

  4.
  If required by applicable law, rules or regulations, review and approve (i) the adoption of and any change or waiver in the Company's code of business conduct and ethics for directors, senior financial officers (including the principal executive officer, the principal financial officer, principal accounting officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules which is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

  5.
  Review and discuss with management and the registered public accounting firm the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies).

  6.
  Review with management and the registered public accounting firm the sufficiency in number and the quality of financial and accounting personnel of the Company.

  7.
  Review and reassess the adequacy of this Charter annually and recommend to the Board any changes or amendments the Committee deems appropriate.

  8.
  Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

APPENDIX B

UFP TECHNOLOGIES, INC.
1998 DIRECTOR STOCK OPTION INCENTIVE PLAN
(AS AMENDED FEBRUARY 24, 1999, JULY 2, 2001 AND JULY 5, 2002)

        1.    Statement of Purpose.    This 1998 Non-employee Director Stock Option Plan (as amended, the "Plan") is intended to promote the interests of UFP Technologies, Inc., a Delaware corporation (the "Company"), by offering non-employee members of the Board of Directors of the Company (individually a "Non-employee Director" and collectively "Non-employee Directors") the opportunity to participate in a special stock option program designed to provide them with significant incentives to remain in the service of the Company.

        2.    Administration.    The Plan shall be administered by the Board of Directors of the Company or by any committee of the Board of Directors, including the Compensation Committee (the "Committee"). The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

        3.    Eligibility.    Non-employee Directors of the Company shall be eligible to receive grants of non-statutory options under this Plan (individually an "Option" and collectively "Options") pursuant to the provisions of Section 5 hereof.

        4.    Stock Subject to Plan.    The stock issuable under this Plan shall be shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable upon exercise of Options under this Plan shall not exceed 725,000 shares, subject to adjustment from time to time in accordance with Section 9 hereof.

        5.    Granting of Options.

        a.    Automatic Granting of Options.

        (i)    Commencing July 1, 1999, and continuing in effect on July 1, in each subsequent calendar year, each individual who is at the time serving as a Non-employee Director shall receive an automatic grant of an Option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Section 10 hereof). Each Option granted pursuant to this Section 5(a) (herein referred to individually as an "Automatic Option" or collectively as "Automatic Options") shall be for a term of ten (10) years. Each Option shall become exercisable for any or all of the shares covered by such Option on the later of the date on which this Plan is ratified by the shareholders of the Company or on the date of automatic grant pursuant to this Section 5(a). The Automatic Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term. The foregoing automatic grant dates under this Section 5(a) are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates".

        (ii)    Should an Optionee cease to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, such Optionee's Automatic Options may be exercised (to the extent they were exercisable on the date of such termination) by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, during their specified term but not later than three (3) months after the date of such termination.

        (iii)    Should an Optionee cease to be a member of the Board of Directors of the Company because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), such Automatic Options may be exercised in full, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than one (1) year after the date of death or permanent disability.

        b.    Options in Lieu of Director Fees.

        (i)    Each Non-Employee Director may elect to receive any or all of his or her annual director fees or fees for serving as a member of any committee of the Board of Directors earned during the second half of 1998 and each subsequent calendar year in the form of Non-Qualified Stock Options under this Section 5(b). Each Option granted pursuant to this Section 4(b) is herein referred to individually as an "Elective Option" or collectively as "Elective Options". Each such election must be irrevocable, and made in writing and filed with the Secretary of the Company by June 30, 1998 (for fees earned in the second half of 1998) and (for fees earned in subsequent calendar years) by December 31 of each year for fees to be received in the following calendar year.

        (ii)    A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year. If no new election or revocation of a prior election is received by December 31 of any calendar year, the election, if any in effect for such calendar year shall continue in effect for the immediately succeeding calendar year. If a director does not elect to receive his or her fees in the form of Non-Qualified Stock Options, the fees otherwise due such director shall be paid in accordance with the normal payment dates of director fees, as the same may be amended from time to time by the Company.

        (iii)    The number of common shares covered by each Elective Option granted in any year under this Section 5(b) shall be determined based on an independent appraisal for such year of the intrinsic value of options granted hereunder and the amount of fees covered by the director's election for such year. The number of common shares covered by options granted in 1998 and 1999 (as determined under this procedure) shall be the number of whole shares equal to (A) the product of three (3) times the amount of fees which the director has elected under subsection (i) to receive in the form of Elective Options, divided by (B) One Hundred percent (100%) of the fair market value of one common share on the grant date. Any fraction of a share shall be disregarded, and the remaining amount of the fees corresponding to such option shall be paid in cash.

        (iv)    Each Elective Option due a director under this Section 5(b) shall be issued as of the date of the Annual Meeting of Stockholders of the Company held in the calendar year during which the corresponding fees otherwise due the director would have been paid and at a purchase price equal to One Hundred percent (100%) of the fair market value of the common shares covered by such option on the grant date, provided, however, that with respect to fees earned during the second half of 1998, the date of grant shall be July 15, 1998. Each Elective Option shall have a term of ten (10) years and shall become exercisable for any or all of the shares covered by such Elective Option on the later of the date on which this plan is ratified by the shareholders of the Company or on the date of grant pursuant to this Section 5(b). The Elective Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term. The foregoing elective grant dates under this Section 5(b) are herein referred to individually as an "Elective Grant Date" and collectively as "Elective Grant Dates".

        (v)    Each Elective Option shall remain in effect for the remainder of the option term following the termination of the Optionee's service on the Board of Directors of the Company. In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended) of the Optionee, such Elective Options may be exercised in full, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term.

        c.    Discretionary Granting of Options.

        (i)    In addition to the Automatic Options and Elective Options, the Committee may grant non-qualified options to Non-Employee Directors from time to time in the discretion of the Committee subject to the provisions of this Section 5(c) and the other provisions of this Plan. Each Option granted pursuant to this Section 5(c) is herein referred to individually as a "Discretionary Option" or collectively as "Discretionary Options". The grant of a Discretionary Option pursuant to this Section 5(c) shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the Non-Employee Director, stating the number of shares of Common Stock subject to such Option evidenced thereby and in such form and with such restrictions and subject to such conditions as the Committee may from time to time determine, which need not be the same for each grant or for each participant.

        (ii)    Each Discretionary Option shall be for a term of not more than ten years. Each Discretionary Option shall become exercisable in such installments as may be determined from time to time by the Committee but not earlier than the date on which this Plan is ratified by the shareholders of the Company. In addition, subject to such shareholders ratification, the Committee may, in its discretion (i) accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate to effectuate the purpose of the Plan; or (ii) at any time prior to the expiration or termination of any Option previously granted, extend the term of any such option for such period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

        (d)    The Non-employee Directors receiving Options are herein referred to individually as an "Optionee" and collectively as "Optionees." Options granted under this Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        (e)    In the event that an Option expires or is terminated or canceled unexercised as to any shares of Common Stock, the shares subject to the Option, or portion thereof not so exercised, shall be available for subsequent grants of Automatic Options, Elective Options or Discretionary Options under this Plan.

        (f)    Should the total number of shares of Common Stock at the time available under this Plan not be sufficient for the automatic or elective grants to be made at that particular time, the available shares shall be allocated proportionately among all Automatic and Elective Option grants to be made at that time.

        6.    Exercise Price.    The exercise price of a Discretionary Option shall be determined by the Committee in its discretion, and may be greater than, but not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. The exercise price of an Automatic Option or an Elective Option shall be 100% of the fair market value of Common Stock as of the applicable Automatic Grant Date or Elective Grant Date. Such fair market value shall be deemed to be the last trading price of the Common Stock on the trading day next preceding the date of the grant of the option except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the trading day next preceding the date of grant of the option. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding the date of grant of such option or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such manner as it may deem appropriate. In no event shall the exercise price of any share of Common Stock be less than its par value.

        7.    Exercise of Option.

        a.    A Discretionary Option may be exercised in such manner as may be provided in the applicable Non-Qualified Stock Option Agreement referred to in Section 5(c)(i) hereof. An Automatic Option or an Elective Option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, or its equivalent, or by tendering previously owned shares of the Common Stock of the Company, or by a combination of these methods. Payment may also be made, if in accordance with applicable law (i) by delivery (including delivery by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price, or (ii) by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose. For the purpose of this Section 7, the per share value of the Common Stock of the Company shall be the fair market value determined in accordance with Section 6 hereof, except using the trading day next preceding the date of exercise. Any Optionee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the Optionee chooses, regardless of the order in which said options were granted.

        b.    At the time of exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        8.    Non-Transferability.    Except as otherwise provided in an Optionee's option agreement, or as otherwise permitted by the Committee in its discretion, Options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, during the lifetime of the Optionee, Options shall be exercisable only by the Optionee.

        9.    Adjustments.    The number of shares subject to this Plan and to Options granted under this Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to Options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis for each share of Common Stock then subject to this Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be made in the number of shares of Common Stock then subject to this Plan, whether or not then subject to outstanding Options. In the event of any such adjustment the exercise price per share shall be proportionately adjusted.

        10.    Amendment or Discontinuance of Plan.    This Plan may from time to time (i) be amended by action of the Board of Directors, if permitted by law (including without limitation any listing standards of the Nasdaq Stock Market then applicable to the Company), or (ii) be amended or discontinued by action of the stockholders of the Company. Notwithstanding the foregoing, no amendment or discontinuance shall change or impair any Options previously granted without the consent of the Optionee.

        11.    No Impairment of Rights.    Nothing in this Plan or any Automatic Grant or Elective Grant made pursuant to this Plan shall be construed or interpreted so as to affect adversely or otherwise impair the Company's right to remove any Optionee from service on the Board of Directors of the Company at any time in accordance with the provisions of the Company's By-laws and applicable law.

        12.    Effective Date.    This Plan was adopted and authorized by the Board of Directors of the Company on June 3, 1998 and became effective on July 15, 1998. The Plan was amended on February 24, 1999, July 2, 2001 and July 5, 2002.

PROXY	UFP TECHNOLOGIES, INC.	PROXY

        The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2004 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Wednesday, June 2, 2004, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

        This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted for the election of the Nominees as Directors and for the proposal to amend the 1998 Director Stock Option Incentive Plan.

Continued, and to be signed, on reverse side
(Please fill in the reverse side and mail in enclosed envelope)

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.
ELECTION OF DIRECTORS:

  NOMINEES: WILLIAM H. SHAW, KENNETH L. GESTAL AND THOMAS W. OBERDORF

  ☐ FOR ALL NOMINEES (except as marked to the contrary)

  ☐ WITHHOLD AUTHORITY to vote for all nominees

  Vote withheld from the following Nominee(s):

________________________________________________________

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

		FOR	AGAINST	ABSTAIN
2.	TO AMEND THE 1998 DIRECTOR STOCK OPTION INCENTIVE PLAN AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.	☐	☐	☐
		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

(SIGNATURES SHOULD BE THE SAME AS THE NAME PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.)

SIGNATURE:	DATE:
SIGNATURE:	DATE:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS of UFP TECHNOLOGIES, INC.
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
YEAR END OPTION VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 PROPOSAL TO AMEND THE COMPANY'S 1998 DIRECTOR STOCK OPTION INCENTIVE PLAN
New Plan Benefits 1998 Director Stock Option Incentive Plan
OTHER MATTERS
APPENDIX A UFP TECHNOLOGIES, INC. AUDIT COMMITTEE CHARTER ADOPTED ON FEBRUARY 25, 2004
APPENDIX B UFP TECHNOLOGIES, INC. 1998 DIRECTOR STOCK OPTION INCENTIVE PLAN (AS AMENDED FEBRUARY 24, 1999, JULY 2, 2001 AND JULY 5, 2002)
PROXY